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                               FORM OF
                 RESTRICTED STOCK AWARD AGREEMENT


           THIS AGREEMENT IS MADE in Dallas, Texas, by and between the employee whose name appears below (the "Employee" ) and E-SYSTEMS, INC. (the "Company" ).

           The Board of Directors of the Company adopted a certain Stock Option Plan, as amended, the ("Plan").

            The Company acting through the Compensation and Benefits Committee of the Board, has granted to the Employee the Stock Award described below, subject to the provisions of the Plan and the terms of this Agreement.

           NOW THEREFORE, in consideration of the recitals, the Company grants and the Employee accepts the Stock Award on the terms contained on page 2.


                                      AWARD PRICE
                   GRANT DATE         -----------
EMPLOYEE:          ----------     NUMBER OF   DOLLARS     SOCIAL SECURITY
                   MO  DAY  YR     SHARES    PER SHARE         NUMBER
                   -----------    ---------  ---------    ---------------


                     DELIVERY DATE


      IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement.


     EMPLOYEE:                               E-SYSTEMS, INC.:


                                             Chairman and C.E.O.


     WITNESS:                                ATTEST:


                                             Secretary

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       1.    STOCK  HELD  IN ESCROW.  All Award Stock shall  be  issued  and registered in the name of the Employee but held in escrow for a period of time determined by the Stock Option Committee administering the Plan (the
 "Committee")  in  accordance  with  Section  11  of  this  Agreement.   The
 following terms shall govern the escrow arrangement:

       (a) ESCROW AGENT. The Escrow Agent shall be located at P.O. Box 660248, Dallas, Texas 75266-0248, (214)661-1000. The Company may
 change the Escrow Agent at any time and from time to time and the Employee shall be notified in writing of any such changes in the address and telepone number of the Escrow Agent.

      (b) IRREVOCABLE POWER OF ATTORNEY. The execution of this Agreement. and Employee's acceptance of this award and delivery of the award into escrow shall constitute the Employee's Irrevocable Power of Attorney to the Escrow Agent to act on the Employee's behalf in connection with the Award Stock. The Escrow Agent shall have the right to transfer and deliver all such escrowed Award Stock to the Employee or to the Company at such times and in such amounts as directed by the Committee.

      (c) VOTING RIGHTS AND DIVIDENDS. During the term of the escrow, the Employee shall have all voting rights and shall receive all dividends declared and paid on such Award Stock.

       2. NON-ASSIGNABILITY. During the duration of the escrow provided for under the terms of the Agreement, the Award Stock is non-transferable, except by will, or by the laws of descent and distribution, and the shares shall not be assigned, pledged, or disposed of in any way whether by operation or law or otherwise, or be subject to execution, attachment, or similar process. If there is any attempt to transfer, assign, pledge, dispose of, or upon the levy by reason of any attachment or similar process, contrary, to the provisions of this Agreement, the Employee's interest in the Award Stock shall be forfeited and the Escrow Agent shall deliver such Award Stock to the Company for transfer out of the Employee's name.

        3. DELIVERY OF AWARD STOCK TO EMPLOYEE. The Award Stock shall not be deliverable out of escrow until the first of the following events occurs:

       (a) The Employee retires under the terms of any retirement plan of the Company;

       (b)  The Employee dies;

       (c) The Employee is granted special permission by the Company allowing the Employee to dispose of Award Stock; or

       (d) The expiration of ten (10) years from the date Award Stock is granted, (shown on page 1 as delivery date).

       At such time as the Award Stock shall become deliverable, the Escrow Agent shall deliver the Award Stock to the Employee upon:

       (a) payment to the Escrow Agent of the consideration for the Award Stock as determined by the Committee and indicated on page 1 and,

       (b)  Payment of  all  federal, state  or local withholding taxes due
 and  payable  by  the  Employee  as  a  result  of  the  removal  of   the
 restrictions on the Award Stock.

        If  the Employee  fails  to  pay such consideration or taxes within
 (30) days from the date the Award Stock has become deliverable by the Company, the Company shall have the right to instruct the Escrow Agent to sell the necessary amount of shares to obtain sufficient funds with which to make such payments.

       4. RESTRICTIONS ON DISPOSITION OF AWARD STOCK. The Employee may not dispose of Award Stock until the Award Stock has been delivered out of escrow in accordance with Section 3 and additional restrictions, if any, on the disposition of the Award Stock reflected on page 1 of this Agreement, have been fulfilled.

       5. CAPITAL ADJUSTMENTS. The shares of Award Stock covered by this Agreement shall be subject to any adjustment to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganizatiobn, liquidation, or the like, of or by the Company on the same basis of adjustment as other shares of issued and outstanding stock of the same class as the Award Stock. No such adjustments shall entitle the Employee to release of the adjusted Award Stock from escrow until the conditions on delivery set forth herein have been fulfilled.

       6. TERMINATION. In the event the Employee terminates employment with the Company (and except as otherwise provided in Section 3 herein), the Employee's interest in the escrowed Award Stock shall be forfeited. In such event, the Escrow Agent shall return the forfeited Award Stock shares to the Company for transfer out of the Employee's name.

       7. LAW GOVERNING. This Agreement is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of Texas.

       8. COMPANY DEFINED. The "Company" as herein used shall mean E-Systems, Inc. or any subsidiary thereof.

       9. SUCCESSOR. This Agreement shall be binding upon any successor of the Company.

      10. EMPLOYMENT. Neither the granting of this Award Stock nor any term or provision of this Agreement shall constitute or be evidence of any understanding, expressed or implied, on the part of the Company, to employ the Employee for any specified period.

      11. ADMINISTRATION OF PLAN AND AGREEMENT. This Award is subject to the terms and conditions of the Plan which is incorporated herein by reference and made a part hereof and this Restricted Stock Award Agreement. However, the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. The Committee's interpretation and resolution of any conflict between the Plan and the Agreement shall be final. The Committee may exercise all discretionary powers granted to it under the Plan. In addition, performance of this Agreement is subject to any rules and regulations promulgated by the Committee pursuant to the Plan, now or hereafter in effect.